Ohr Pharmaceutical, Inc. 8-K

Exhibit 99.2

Ohr Pharmaceutical Announces Reverse Split of Common Stock

Split Effected to Meet NASDAQ Listing Requirements

NEW YORK, NY—(June 3, 2013) – Ohr Pharmaceutical, Inc. (OTCQB: OHRP), a pharmaceutical company focused on the development of novel therapeutics for large unmet medical needs, today announced a 1-for-3 reverse split of the Company's issued and outstanding common stock. The reverse stock split will be effective prior to the stock market opening on Monday, June 3, 2013.

"We have elected a reverse stock split to allow Ohr to meet the listing requirements of the NASDAQ Capital Market," said Dr. Irach Taraporewala, CEO of Ohr. "We believe that a listing on NASDAQ can provide benefit to our stockholders by improving liquidity and increasing the appeal of our stock to institutional investors.”

Each stockholder's percentage ownership interest in Ohr and the proportional voting power remains unchanged after the reverse stock split. In addition, the rights and privileges of the holders of Ohr common stock are unaffected by the reverse stock split. This reverse stock split will be effected pursuant to an Amendment to the Company’s Certificate of Incorporation filed with the State of Delaware.

In the reverse stock split, every three shares of issued and outstanding common stock will be converted into one share of common stock, with all fractional shares being rounded up to the nearest whole share. The reverse stock split will reduce the number of shares of issued and outstanding common stock from 57,970,449 pre-split to approximately 19.3 million post-split. Proportional adjustments will be made to Ohr's outstanding preferred stock, warrants and stock options.

The Company's ticker symbol will remain unchanged, although a "D" will be placed at the end of the OHRP ticker symbol (OHRPD) for 20 business days to alert the public about the reverse stock split. The Company's common stock will also be identified under a new CUSIP number (67778H200).

It is not necessary for stockholders of the Company to exchange their existing stock certificates for new stock certificates of the Company in connection with the reverse stock split, although stockholders may do so if they wish.

About Ohr Pharmaceutical, Inc.
Ohr Pharmaceutical, Inc. (OHRP) is a pharmaceutical company dedicated to the clinical development of new drugs for underserved therapeutic needs in large and growing markets. The Company is focused on advancing its pipeline products currently in phase II clinical development: Squalamine Eye Drops for the treatment of the wet form of age-related macular degeneration, and OHR/AVR118 for the treatment of cancer cachexia. Additional information on the Company can be found at www.ohrpharmaceutical.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made only as the date thereof, and Ohr Pharmaceutical undertakes no obligation to update or revise the forward-looking statement whether as a result of new information, future events or otherwise. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments, the financial resources available to us, and general economic conditions. Stockholders and prospective investors are cautioned that no assurance of the efficacy of pharmaceutical products can be claimed or assured until final testing, and no assurance or warranty can be made that the FDA or Health Canada will approve final testing or marketing of any pharmaceutical product. Ohr's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition. We disclaim any intent to revise or update publicly any forward-looking statements for any reason.

Contact:
Ohr Pharmaceutical, Inc.
Investor Relations:
Tel: (877) 215-4813
Email: ir@ohrpharmaceutical.com